Exhibit 32.1

MMA CAPITAL MANAGEMENT, LLC

 CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of MMA Capital Management, LLC, a Delaware limited liability company (the “Company”), on Form 10-Q for the period ended September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael L. Falcone, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2018

/s/ Michael L. Falcone
Michael L. Falcone
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to MMA Capital Management, LLC and will be retained by MMA Capital Management, LLC and furnished to the Securities and Exchange Commission or its staff upon request.